UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2018

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Win Westfall as a Director

On March 6, 2018, Win Westfall notified the board of directors (the “Board”) of Willdan Group, Inc., a Delaware corporation (“Willdan”), of his intention to resign from the Board, effective March 14, 2018. Mr. Westfall currently serves as a member of the Audit Committee and Nominating and Governance Committee. Mr. Westfall’s intention to resign is not the result of any disagreement with Willdan or management regarding operations, policies or practices.

Appointment of Debra Coy as a Director

On March 6, 2018, the Board appointed Debra Coy to the Board, effective March 14, 2018, to fill the vacancy created by Mr. Westfall’s resignation and to serve until her respective successor has been duly elected and qualified or until her earlier resignation or removal. The Board has determined that Ms. Coy is an independent director under the listing standards of the Nasdaq Global Market.

Ms. Coy, 60, is a partner with XPV Water Partners, a water-focused growth equity fund in North America, with primary responsibility for managing the firm’s external strategic relationships. Prior to becoming a partner in 2015, Ms. Coy served as an advisor to XPV Water Partners since 2010. Ms. Coy served as Non-Executive Director for Headworks International Inc., a wastewater treatment technology firm, from 2013 until 2016. From 2010 to 2015, Ms. Coy was a principal with Svanda & Coy Consulting, providing strategic advisory services for water and infrastructure investors, corporations and municipal utilities. Prior to 2010, Ms. Coy worked on Wall Street as an equity research analyst for more than 20 years, developing expertise in covering the global water sector. During this time, Ms. Coy served as the Managing Director leading coverage of the water sector for Janney Montgomery Scott’s Capital Markets group and held senior equity research roles with the Stanford Washington Research Group, Schwab Capital Markets, HSBC Securities and National Westminster Bank. Ms. Coy has previously served as co-chair of the Water Environment Federation’s Global Water Strategies Council. Ms. Coy received a B.A. in English and Journalism from Southern Adventist University in Tennessee in 1979 and an M.A. in Journalism from the University of Maryland in 1986.

Ms. Coy will receive compensation for her services as a director in accordance with Willdan’s standard compensation program for non-management directors, which provides for an annual retainer of $36,000, paid in cash.  In addition to the compensation that Ms. Coy will receive for her service as member of the Board, Willdan intends to enter into its standard form of indemnification agreement with Ms. Coy. A form of the indemnification agreement was previously filed by Willdan as Exhibit 10.1 to the Current Report on Form 8-K, as originally filed with the Securities and Exchange Commission on June 13, 2016.

There is no arrangement or understanding between Ms. Coy and any other person pursuant to which Ms. Coy was selected as a member of the Board. In addition, there are no transactions in which Ms. Coy has an interest, that are required to be disclosed under Item 404(a) of SEC Regulation S-K.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 6, 2018, the Board approved the amendment and restatement of Willdan’s Amended and Restated Bylaws (the “Prior Bylaws”), with such amendment and restatement effective immediately. As amended and restated, Willdan’s Amended and Restated Bylaws (i) allow the Chief Executive Officer of Willdan to designate the other officers of Willdan, with each such appointment to be ratified by the Board, (ii) limit the authority of Willdan’s officers to perform only such duties as may be prescribed from time to time by law, in the Amended and Restated Bylaws or by the Board, (iii) no longer include the provision that the President shall be Chief Executive Officer of Willdan, unless otherwise specified by the Board and (iv) no longer include descriptions of certain officer positions that were previously included in the Prior Bylaws. The Amended and Restated Bylaws also clarify procedures relating to shares represented by certificate and allow the Board to provide a resolution for Willdan to represent some or all of any classes or series of its stock in uncertificated form.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure

On March 8, 2018, Willdan issued a press release announcing the resignation of Mr. Westfall from the Board and the appointment of Ms. Coy to the Board, in each case effective March 14, 2018, as well as the appointments and resignations of certain officers (as described under Item 8.01 below). A copy of the press release is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K pursuant to Regulation FD.

Item 8.01                                           Other Events

On March 6, 2018, Willdan appointed two new executive officers, Micah Chen as General Counsel and Paul Whitelaw as Senior Vice President, Business Development, in each case effective March 14, 2018. Willdan intends to enter into its standard form of indemnification agreement with each of Mr. Chen and Mr. Whitelaw. In addition, Marc Tipermas stepped down as President of National Programs, effective March 14, 2018, and Frank G. Tripepi stepped down as Senior Vice President, Business Development, effective March 14, 2018. Mr. Tipermas and Mr. Tripepi will each continue to serve Willdan in different roles.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Document

3.1	Amended and Restated Bylaws of Willdan Group, Inc.
99.1	Press Release of Willdan Group, Inc., dated March 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: March 8, 2018	By:	/s/ Stacy B. McLaughlin
Stacy B. McLaughlin
Chief Financial Officer